SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — July 17, 2007
BELL INDUSTRIES, INC.
(Exact name of Registrant as specified in its Charter)

California	001-11471	95-2039211

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8888 Keystone Crossing, Suite #1700, Indianapolis, IN		46240

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (317) 704-6000
Not Applicable
(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     As describe in the press release attached hereto as Exhibit 99.1, on June 17, 2007, Bell Industries, Inc. (the “Company”) announced that it will be closing its Springfield, MO call center effective immediately after receiving notification that the facility’s sole customer, SunRocket, Inc., an Internet phone service provider, is ceasing most of its operations at this time and is no longer sending customer calls to the facility.
     The Company is owed approximately $2.6 million in unpaid accounts receivable from SunRocket. The Company’s lease of the call center facility (the “Facility Lease”) continues until December 2009 and requires approximately $125,000 per month in lease and utilities payments. The Company is currently evaluating its options with respect to the Facility Lease.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
99.1-	Press Release issued on July 17, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELL INDUSTRIES, INC.
Date: July 20, 2007	By:	/s/ Kevin J. Thimjon
		Name:	Kevin J. Thimjon
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued on July 17, 2007.